EWEBCENTRAL.NET, INC.
                        411 LIGHTHOUSE DRIVE
                   PALM BEACH GARDENS, FL. 33410



  March 1, 2004

  Corporate Ventures Network
  3876 Southwest 112th  Avenue
  #115
  Miami,  Florida 33165


  Dear Chuck:

  This letter will confirm our agreement as to an additional modification of our consulting contract with Corporate Ventures Network. We have agreed that effective as of the date of this letter, Corporate Ventures Network will continue to provide services to us as in the past, but without charge to us. The Agreement of Corporate Ventures Network to provide services without charge shall expire on March 31, 2005. At that time, we will review our circumstance and mutually determine an appropriate manner in which to proceed.

  Sincerely,


  ________________________________
  Guy Lindley
  President

  Agreed and Accepted:


  ________________________________
  Chuck Childers